Exhibit 99.1

SumTotal Systems Announces Pricing of $35.1 Million Common Stock Offering

MOUNTAIN VIEW, Calif. – May 21, 2007 — SumTotal® Systems (Nasdaq: SUMT) today announced that it has obtained commitments to purchase shares of its common stock in a registered direct offering of approximately $35.1 million at $6.50 per share. Participants in the financing included several new institutional investors. The shares were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement. The offering is expected to close on May 23, 2007 and is subject to the satisfaction or waiver of certain customary conditions.

RBC Capital Markets is acting as sole placement agent for the transaction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from RBC Capital Markets at 165 Broadway, New York, NY 10006.

A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

“This transaction will be used for general corporate purposes, to potentially repay or prepay our debt, and/or investments and acquisitions,” said Don Fowler, SumTotal’s chief executive officer. “The additional cash will provide greater working capital and position us to grow within our core learning and performance management business and to expand into other areas of talent management.”

About SumTotal Systems

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, two of the five largest banks in the world and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are trademarks or registered trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release contains forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, our growth opportunities in the performance management business and other areas of talent management and the closing of the transactions contemplated in this press release. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to, the failure to (i) manage our growth as expected; (ii) use the proceeds in a manner that improves our operating results or increase stockholder value; and (iii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the

Company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report for the quarter ended March 31, 2007 on Form 10-Q filed May 9, 2007, its Form S-3/As filed on September 28, 2006 and October 2, 2006 and its Form 8-Ks. The forward-looking statements contained in this release are made as of the date of this release, and the Company does not assume any obligation to update such statements to reflect events or circumstances occurring after the date of this release.

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Contacts:

Press:

SumTotal Systems, Inc.

Bill Perry

716-652-1762

bperry@sumtotalsystems.com

Investors:

SumTotal Systems, Inc.

Gwyn Lauber

650-934-9594

glauber@sumtotalsystems.com